Merrill Lynch Ready Assets Trust
File Number: 811-02556
CIK Number: 065109
For the Period Ending: 12/31/2008

Pursuant to Exemptive Order Release No. IC-18748 dated June 2, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six month period ended December 31, 2008.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date
7/11/08	58,000	Dexia Delaware LLC	2.850	10/10/08
8/6/08	15,000	Charta LLC	2.870	11/4/08